                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):               January 27, 1997


                               TRENWICK GROUP INC.
               (Exact Name of Registrant as Specified in Charter)



           Delaware                     0-14737                 06-1152790
(State or Other Jurisdiction          (Commission              (IRS Employer
        of Incorporation)             File Number)           Identification No.)


Metro Center, One Station Place, Stamford, Connecticut                  06902
         (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:               (203) 353-5500

Item 5.  Other Events


On January 27, 1997, the registrant issued a press release setting forth its financial results for the fourth quarter of 1996 and the year ended December 31, 1996. The press release is attached hereto as Exhibit A.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 27, 1997

                                             TRENWICK GROUP INC.

                                             By  /s/James F. Billett, Jr.
                                                 -------------------------------
                                                 James F. Billett, Jr.
                                                 Chairman of the Board,President
                                                 and Chief Executive Officer

                                                                       EXHIBIT A


                 Alan L. Hunte, Vice President, Chief Financial
                              Officer and Treasurer


                     Trenwick Group Inc. Reports Increase in
                             Fourth Quarter Earnings


Stamford, Connecticut, January 27, 1997 . . .
Trenwick Group Inc. reported an increase in its fourth quarter 1996 consolidated net income of 10% to $8.8 million or $1.29 per share compared to $8.0 million or $1.18 per share in the fourth quarter of 1995. Fully diluted earnings per share increased 9% to $1.10 in the fourth quarter of 1996 compared to $1.01 last year.

For the year ended December 31, 1996, Trenwick's consolidated net income increased 13% to $33.8 million or $4.95 per share compared to $29.8 million or $4.44 per share for the year ended December 31, 1995. Fully diluted earnings per share increased 12% to $4.25 for the year ended December 31, 1996 compared to $3.80 last year.

Operating income (net income excluding after-tax realized investment gains and losses) was as follows (in thousands, except per share data):

                                          Three Months Ended                           Year Ended
                                             December 31,                              December 31,
                                 ------------------------------------       --------------------------------
                                   1996         1995      %Change               1996        1995     %Change
                                   ----         ----      -------               ----        ----     -------

  Operating income                $8,636       $7,984        8%               $33,654     $29,602       14%

  Operating income
   per share:
     Primary                       $1.26        $1.17        8%                 $4.93       $4.40       12%
     Fully diluted                 $1.08        $1.01        7%                 $4.23       $3.77       12%

                                    - more -

Trenwick's net premiums written increased 11% to $52.1 million in the fourth quarter of 1996 compared to $46.8 million in the same period in 1995. Net premiums written for the year ended December 31, 1996 increased 15% to $226.4 million compared to the same period in 1995. The distribution of the Company's net premiums written by type was as follows (in thousands):

                               Three Months Ended                            Year Ended
                                   December 31,                              December 31,
                     ------------------------------------        ------------------------------------

                       1996          1995        %Change           1996          1995        %Change
                     --------      --------      --------        --------      --------      --------

CASUALTY
    Treaty           $ 34,415      $ 28,562            20%       $144,074      $108,330            33%
    Specialty          11,330        10,841             5          46,048        50,593            (9)
    Facultative         1,384         1,564           (12)          6,404         6,035             6
                     --------      --------      --------        --------      --------      --------
                       47,129        40,967            15         196,526       164,958            19
PROPERTY                4,969         5,817           (15)         29,838        32,204            (7)
                     --------      --------      --------        --------      --------      --------
Total                $ 52,098      $ 46,784            11%       $226,364      $197,162            15%
                     ========      ========      ========        ========      ========      ========

Trenwick's premium growth in the fourth quarter and for the year ended December 31, 1996 continued to result from an increase in new casualty treaty business. This business was developed primarily by the senior underwriting executives hired in 1995 through existing and new relationships with various reinsurance brokers. The overall rate of growth in casualty business in the quarter was reduced as a result of a decline in the rate of growth of specialty business. In 1996, insurance companies continued to increase their retentions, thereby reducing the amount of reinsurance placed with reinsurers. This reduction has primarily affected the Company's specialty business. In addition, the Company declined to renew certain accounts which did not meet its pricing standards. Property business decreased as a result of continued price deterioration experienced throughout the year.

New casualty business increased 92% and 62% in the quarter and for the year ended December 31, 1996 over the same periods in 1995 and represented approximately 39% and 33% of total premium writings during the periods. Continuing casualty business decreased 9% in the quarter but increased 3% for the year ended December 31, 1996 over the same periods in 1995. Continuing casualty business represented 51% and 54% of the total premium writings during the periods. The Company's property business represented approximately 10% and 13% of total premium writings for the quarter and for the year ended December 31, 1996.

                                    - more -

Trenwick's GAAP combined loss and expense ratios for the fourth quarter and for the year ended December 31, 1996 were 97.2% and 95.8%, respectively, compared to 94.1% and 95.6% for the same periods in 1995. The combined loss and expense ratio for the year ended December 31, 1996 includes favorable development of approximately $4.4 million from business written in prior years.

Trenwick America Re's statutory combined loss and expense ratios for the fourth quarter and for the year ended December 31, 1996 were 98.2% and 95.7%, respectively, compared to 95.5% for both periods last year. Trenwick America Re's statutory surplus was approximately $286 million as of December 31, 1996, compared to approximately $258 million at December 31, 1995.

Net investment income of $10.8 million in the fourth quarter of 1996 increased 11% compared to $9.7 million for the same period in 1995. Net investment income of $41.2 million for the year ended December 31, 1996 increased 12% compared to $36.8 million for the year ended December 31, 1995. Pre-tax yields on invested assets, excluding equity securities, averaged 6.3% in 1996 compared to 6.5% in 1995. The increase in investment income is due primarily to the continued growth in the Company's invested asset base along with an increase in operating cash flow.

After-tax net investment income in the fourth quarter of 1996 and for the year ended December 31, 1996 was $8.4 million and $32.1 million, respectively, compared to $7.6 million and $28.9 million for the comparative periods in 1995. The effective tax rate on net investment income for the year ended December 31 was approximately 22.2% in 1996 and 21.5% in 1995.

                                    - more -

As of December 31, 1996, Trenwick's consolidated stockholders' equity totaled $265.8 million or $39.52 per share, as compared to $240.8 million or $36.54 per share at December 31, 1995. This increase resulted from earnings reduced by dividends and a decrease in the unrealized appreciation on the Company's debt and equity investments. For the year 1996, the unrealized appreciation of the Company's debt and equity investments declined $5.6 million, net of tax, or $.83 per share, primarily as a result of the increase in interest rates.

Cash flow from operations of $110.5 million for the year ended December 31, 1996 increased approximately 64% compared to cash flow from operations of $67.4 million for the year ended December 31, 1995. In December 1996, Trenwick agreed to commute an aggregate excess of loss reinsurance agreement covering the years 1989 through 1993. As a result of the commutation, Trenwick received a total consideration of $29.7 million representing outstanding reserves of approximately the same amount. The commutation was recorded in the fourth quarter cash flow activity as a paid loss recovery. In addition, cash flow from operations increased as a result of an overall increase in premium writings.

Trenwick declared a fourth quarter dividend of $.31 per share in 1996, compared to $.28 in the fourth quarter of 1995.

Trenwick Group Inc. is a holding company whose principal subsidiary, Trenwick America Re, reinsures property and casualty risks written by U.S. insurance companies. Trenwick America Re is rated A+ (Superior) by A.M. Best Company and is assigned a claims-paying ability rating of A+ by Standard & Poor's.



                                     # # # #
January 27, 1997

                               TRENWICK GROUP INC.
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)


                                              Three Months Ended              Year Ended
                                                  December 31,                December 31,
                                            ----------------------      ----------------------
                                              1996          1995          1996          1995
                                            --------      --------      --------      --------
                                                  (in thousands except per share data)

Net premiums written                        $ 52,098      $ 46,784      $226,364      $197,162
                                            --------      --------      --------      --------
Net premiums earned                         $ 54,994      $ 46,032      $211,069      $177,394
Net investment income                         10,840         9,737        41,226        36,828
Net realized investment gains                    281            87           299           368
                                            --------      --------      --------      --------
Total revenues                                66,115        55,856       252,594       214,590
                                            --------      --------      --------      --------

Claims and claims expenses incurred           33,914        27,621       129,316       113,068
Policy acquisition costs                      16,088        12,172        58,757        44,024
Underwriting expenses                          3,393         3,566        14,190        12,589
Interest expense                               1,628         1,623         6,503         6,496
                                            --------      --------      --------      --------
Total expenses                                55,023        44,982       208,766       176,177
                                            --------      --------      --------      --------

Income before income taxes                    11,092        10,874        43,828        38,413
Income taxes                                   2,273         2,833         9,980         8,572
                                            --------      --------      --------      --------
Net income                                  $  8,819      $  8,041      $ 33,848      $ 29,841
                                            ========      ========      ========      ========

PRIMARY EARNINGS PER SHARE                  $   1.29      $   1.18      $   4.95      $   4.44
                                            ========      ========      ========      ========

Weighted average shares outstanding            6,834         6,804         6,832         6,723
                                            ========      ========      ========      ========

FULLY DILUTED EARNINGS PER SHARE
   (assuming conversion of dilutive
    convertible debentures):                $   1.10      $   1.01      $   4.25      $   3.80
                                            ========      ========      ========      ========

   Weighted average shares outstanding         8,968         8,983         8,966         8,960
                                            ========      ========      ========      ========

Dividends per common share                  $    .31      $    .28      $   1.24      $   1.12
                                            ========      ========      ========      ========

The condensed consolidated financial information above should be read in conjunction with the consolidated financial statements and notes thereto as filed with the Securities and Exchange Commission.

                               TRENWICK GROUP INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)


                                                                    December 31,
                                                            ----------------------------
                                                              1996                1995
                                                            --------            --------
                                                       (in thousands except per share data)


Fixed maturity investments available for sale at
 fair value (amortized cost:  $700,476 and
$609,751)                                                   $713,998            $633,525

Equity securities available for sale at
 fair value (cost: $21,346 and $10,507)                       25,959              13,419

Cash and cash equivalents                                     14,253               6,760
Reinsurance recoverable balances, net                         47,772              68,449
Other assets                                                 118,822              98,777
                                                            --------            --------
Total assets                                                $920,804            $820,930
                                                            ========            ========

Unpaid claims and claims expenses                           $467,177            $411,874
Unearned premium income                                       71,448              56,050
Convertible debentures                                       103,500             103,500
Other liabilities                                             12,926               8,730
                                                            --------            --------
Total liabilities                                            655,051             580,154
Total stockholders' equity                                   265,753             240,776
                                                            --------            --------
Total liabilities and
  stockholders' equity                                      $920,804            $820,930
                                                            ========            ========

Total number of shares of
  common stock outstanding                                     6,725               6,590
                                                            ========            ========

Book value per share                                        $  39.52            $  36.54
                                                            ========            ========

The condensed consolidated financial information above should be read in conjunction with the consolidated financial statements and notes thereto as filed with the Securities and Exchange Commission.

                               TRENWICK GROUP INC.
                             CONDENSED CONSOLIDATED
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                           Year Ended
                                                                           December 31,
                                                                 --------------------------------
                                                                    1996                   1995
                                                                 ---------               --------
                                                                          (in thousands)

Funds provided by (used for):
      Operations -
            Reinsurance underwriting                              $ 83,395                $44,535
            Investment income                                       42,654                 38,829
            Interest and other expenses paid                        (6,190)                (6,239)
            Income taxes paid                                       (9,381)                (9,681)
                                                                 ---------               --------
                                                                   110,478                 67,444
      Investment activities                                        (97,670)               (64,704)
      Financing activities                                          (5,315)                (5,764)
                                                                 ---------               --------
Increase(decrease) in cash and cash equivalents                      7,493                 (3,024)
Cash and cash equivalents, beginning of year                         6,760                  9,784
                                                                ----------               --------
Cash and cash equivalents, end of year                           $  14,253               $  6,760
                                                                 =========               ========



The condensed consolidated financial information above should be read in conjunction with the consolidated financial statements and notes thereto as filed with the Securities and Exchange Commission.